EXHIBIT 99.1


Sacramento, CA - April 16, 2003
American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital, announced financial results for the first quarter, which ended March 31, 2003. Total assets were $357,527,000, up $74.8 million from the $282,713,000 recorded for the quarter ended March 31, 2002.

Net income for the first quarter was $1,049,000 ($0.37 diluted earnings per share), which is a 9.2% increase from last year's $961,000 ($0.34 diluted earnings per share) or 8.8% increase in diluted earnings per share. Net interest income increased by $474,000 totaling $4,057,000 for the first quarter of 2003, from the $3,583,000 reported for March 31, 2002. This increase in net interest margin was driven by volume as the net interest margin expressed as a percentage was down from 5.75% in the first quarter of 2002 to 5.25% in the most recent quarter. Total noninterest income increased from $492,000 during the first quarter of 2002 to $526,000 during the first quarter of 2003, but dipped from the $660,000 reported for the fourth quarter of 2002. This reduction from the fourth quarter was mainly a result of a decrease in fees from brokered leases from our subsidiary first source capital which recorded record earnings in the fourth quarter. Total noninterest expense increased from $2,344,000 at March 31, 2002 to $2,659,000 at March 31, 2003, mainly due to higher personnel expenses. Noninterest expense increased 7.6% from $2,472,000 in the fourth quarter of 2002 to $2,659,000 in the current quarter due to expenses related to employee departures and an increase in employer taxes on employee incentives.

Net loans and leases grew 24.6% from $200,672,000 at March 31, 2002 to $250,111,000 at March 31, 2003. The sources of the increase were centered in commercial loans, commercial real estate loans and lease financing. Commercial loans increased 9.6% from $47,672,000 at March 31, 2002 to $52,248,000 at March 31, 2003. Commercial real estate loans increased 35.0% from $106,003,000 at March 31, 2002 to $143,071,000 at March 31, 2003. Lease financing increased 214.4% from $2,424,000 at March 31, 2002 to $7,621,000 at March 31, 2003. From
March 31, 2002 to March 31, 2003, both banks increased loans outstanding, American River Bank by 24% and North Coast Bank by 27%.

Deposits increased from $250,249,000 at March 31, 2002 to $282,671,000 at March 31, 2003, including a 20.3% increase in interest checking, money market, and savings accounts and a 16.7% increase in noninterest bearing deposits.

"We had impressive growth in loans outstanding and core deposits over the past year. This is a tribute to our dedicated team," commented David T. Taber, President and CEO of American River Holdings.

Credit quality remained strong in the first quarter of 2003. Non-performing loans and leases were 0.03% of total loans and leases at March 31, 2003. The Company had net loan recoveries in the first quarter of eight basis points of average loans and leases, compared to the 0.02% in charge-offs recorded for the first quarter of 2002. The allowance for loan and lease losses was $3,431,000 or 1.35% of outstanding loans and leases.

Return on average assets was 1.24% for the quarter ending March 31, 2003, down thirteen basis points from the 1.37% reported for the first quarter in 2002. Return on average equity decreased from 13.79% at March 31, 2002 to 13.29% at March 31, 2003. The efficiency ratio was 57.52%, up 0.57 basis points from the 56.95% reported at March 31, 2002.



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

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend.

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, charges in the interest environment including interest rates charged on loans, earned on securities investments, and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war or terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2002.











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

AMERICAN RIVER HOLDINGS                                               FINANACIAL SUMMARY

CONSOLIDATED BALANCE SHEET                                                 (unaudited)

                                                                   March 31           March 31
               ASSETS                                                2003              2002
                                                                -------------     -------------
Cash and due from banks                                         $  22,410,000     $  22,061,000
Federal funds sold                                                         --                --
Interest-bearing deposits in banks                                  5,343,000         5,840,000
Investment securities                                              73,103,000        46,228,000
Loans and leases, net                                             250,111,000       200,672,000
Bank premises and equipment                                         1,584,000         1,856,000
Accounts receivable servicing receivable, net                       1,346,000         2,370,000
Accrued interest and other assets                                   3,630,000         3,686,000
                                                                -------------     -------------
                                                                $ 357,527,000     $ 282,713,000
                                                                =============     =============
   LIABILITIES & EQUITY

Noninterest bearing deposits                                    $  80,648,000     $  69,119,000
Interest checking, money market & savings                         129,738,000       107,860,000
Time deposits                                                      72,285,000        73,270,000
                                                                -------------     -------------
   Total deposits                                                 282,671,000       250,249,000
                                                                -------------     -------------
Short-term borrowings                                              38,100,000                --
Long-term debt                                                      1,980,000         2,028,000
Accrued interest and other liabilities                              1,887,000         1,813,000
                                                                -------------     -------------
   Total liabilities                                              324,638,000       254,090,000

Total equity                                                       32,889,000        28,623,000
                                                                -------------     -------------
                                                                $ 357,527,000     $ 282,713,000
                                                                =============     =============

Nonperforming loans and leases to total loans and leases                 0.03%             0.30%
Net (recoveries) charge-offs to average loans and leases                (0.08%)            0.02%
Allowance for loan and lease losses to total loans and leases            1.35%             1.35%



           CONSOLIDATED STATEMENT OF INCOME
                     (UNAUDITED)

                                                   FIRST         FIRST
                                                  QUARTER       QUARTER        PERCENT
                                                    2003          2002         CHANGE
                                                 ----------    ----------    ----------
Interest income                                  $4,810,000    $4,465,000          7.73%
Interest expense                                    753,000       882,000        -14.63%
                                                 ----------    ----------    ----------
Net interest income                               4,057,000     3,583,000         13.23%
Provision for loan and lease losses                 189,000       148,000         27.70%
Total noninterest income                            526,000       492,000          6.91%
Total noninterest expense                         2,659,000     2,344,000         13.44%
                                                 ----------    ----------    ----------
Income before taxes                               1,735,000     1,583,000          9.60%
Income taxes                                        686,000       622,000         10.29%
                                                 ----------    ----------    ----------
Net income                                       $1,049,000    $  961,000          9.16%
                                                 ==========    ==========    ==========

Basic earnings per share                         $     0.40    $     0.36         11.11%
Diluted earnings per share                             0.37          0.34          8.82%

---------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                            1.24%         1.37%
   Return on average equity                           13.29%        13.79%
   Efficiency ratio (fully taxable equivalent)        57.52%        56.95%
---------------------------------------------------------------------------------------


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

CONSOLIDATED STATEMENT OF INCOME
Trailing Four Quarters
(Unaudited)

                                                   FIRST        FOURTH         THIRD         SECOND
                                                  QUARTER       QUARTER       QUARTER       QUARTER
                                                    2003          2002          2002          2002
                                                 ----------    ----------    ----------    ----------
Interest income                                  $4,810,000    $4,902,000    $4,732,000    $4,486,000

Interest expense                                    753,000       855,000       912,000       863,000
                                                 ----------    ----------    ----------    ----------

Net interest income                               4,057,000     4,047,000     3,820,000     3,623,000

Provision for loan and lease losses                 189,000       150,000       160,000       186,000

Total noninterest income                            526,000       660,000       619,000       552,000

Total noninterest expense                         2,659,000     2,472,000     2,285,000     2,288,000
                                                 ----------    ----------    ----------    ----------

Income before taxes                               1,735,000     2,085,000     1,994,000     1,701,000

Income taxes                                        686,000       814,000       794,000       674,000
                                                 ----------    ----------    ----------    ----------

Net income                                       $1,049,000    $1,271,000    $1,200,000    $1,027,000
                                                 ==========    ==========    ==========    ==========


Basic earnings per share                         $     0.40    $     0.48    $     0.46    $     0.39

Diluted earnings per share                             0.37          0.45          0.42          0.36

Net interest margin as a percentage                    5.25%         5.14%         5.18%         5.57%

-----------------------------------------------------------------------------------------------------
Quarterly Operating Ratios:

   Return on average assets                            1.24%         1.48%         1.48%         1.42%

   Return on average equity                           13.29%        16.21%        16.01%        14.26%

   Efficiency ratio (fully taxable equivalent)        57.52%        52.07%        51.00%        54.28%
-----------------------------------------------------------------------------------------------------


Earnings per share have been adjusted for a 5% stock dividend in 2002.




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